Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 11, 2000, with respect to the balance sheet of KeyCorp Student Loan Trust 2000-B in the KeyCorp Student Loan Trust 2000-B Prospectus Supplement and to the incorporation by reference of our report in the Registration Statement (Form S-3, No. 333-80109) and related Prospectus of KeyCorp Student Loan Trusts dated September 1, 2000.

/s/ Ernst & Young LLP

Cleveland, Ohio
September 1, 2000